U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------

                      FORM SB-2 REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ---------------------

                       MILLENNIUM PLASTICS CORPORATION
                ---------------------------------------------
               (Name of small business issuer in its charter)

         Nevada                   9995                 88-0422242
     (State or other        (Primary Standard        (IRS Employer
      jurisdiction            of Industrial      Identification Number)
      incorporation         Classification or
      organization)           Code Number)


                            6265 S. Stevenson Way
                           Las Vegas, Nevada 89120
                               (702) 454-2121
        (Address and telephone number of principal executive offices)
                            ---------------------
                            6265 S. Stevenson Way
                           Las Vegas, Nevada 89120
   (Address of principal place of business or intended principal place of business)

                          Paul Branagan, President
                       MILLENNIUM PLASTICS CORPORATION
                            6265 S. Stevenson Way
                              Las Vegas, Nevada
                               (702) 454-2121
          (Name, address and telephone number of agent for service)
                            --------------------

                        Copies of Communications to:

                         Donald J. Stoecklein, Esq.
                        402 West Broadway, Suite 400
                             San Diego, CA 92101
                               (619) 595-4882
                             Fax (619) 595-4883

        Approximate date of commencement of proposed sale to public:
  As soon as practicable after the registration statement becomes effective
                         --------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       Calculation of Registration Fee

                                                Proposed
                                                Offering  Proposed
                                                  Price    Maximum
                                     Amount to     Per    Aggregate   Amount of
Title of Each Class of Securities      be        Share   Offering   Registration
         to be Registered           Registered     (1)    Price (1)      Fee

Common Stock, $.001 par value       12,000,000    $-0-      $0.57       $1,710

TOTAL                               12,000,000     N/A      $0.57       $1,710

     The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $0.57, the average of the high and low prices of the common stock of Millennium Plastics Inc. as reported on the Over the Counter Bulletin Board on February 15, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                     Caption in Document
Form SB2 Item Number and Caption
--------------------------------------------------------------------------
Part I - Information required in prospectus
Item 1.   Front of the Registration Statement
and Outside Front Cover Page of
Prospectus                             Outside Front Cover Page of
                                       Prospectus
Item 2.   Inside Front and Outside Back Cover
Pages of Prospectus
                                       Inside Front Cover Page of
                                       Prospectus
Item 3.   Summary Information and Risk Factors
                                       Prospectus Summary; Risk Factors
Item 4.   Use of Proceeds                        Use of Proceeds
Item 5.   Determination of Offering Price
                                       Not Applicable
Item 6.   Dilution                               Dilution
Item 7.   Selling Security Holders               Selling Stockholders
Item 8.   Plan of Distribution                   Plan of Distribution
Item 9.   Legal Proceedings                      Legal Proceedings
Item 10.  Directors, Executive Officers,
Promoters and Control Persons
                                       Directors and Executive Officers
                                       of Millennium
Item 11.  Security Ownership of Certain
Beneficial Owners and Management
                                       Principal Stockholders of
                                       Millennium
Item 12.  Description of Securities              Description of Securities
Item 13.  Interest of Named Experts and Counsel
                                       Interest of Experts
Item 14.  Disclosure of Commission position on
Indemnification for Securities Act
Liabilities
                                       Disclosure of Commission position
                                       on Indemnification for Securities
                                       Act Liabilities

Item 15.  Organization Within Last five Years
                                       Not Applicable
Item 16.  Description of Business                Our Business
Item 17.  Management's Discussion and Analysis
or Plan of Operation
                                       Management's Discussion and
                                       Analysis of Financial Condition
                                       and Result of Operations
Item 18.  Description of Property                Properties
Item 19.  Certain Relationships and Related
Transactions                           Certain Relationships and Related
                                       Transactions
Item 20.  Market for Common Equity and Related
Stockholder Matters
                                       Market for Registrant's Common
                                       Equity and Related Stockholder
                                       Matters
Item 21.  Executive Compensation                 Executive Compensation
Item 22.  Financial Statements                   Financial Statements
Item 23.  Changes In and Disagreements With
Accountants on Accounting and
Financial Disclosure
                                       Changes In and Disagreements with
                                       Accountants
Part II - Information not required in prospectus
Item 24.  Indemnification of Directors and
Officers.                              Indemnification of Directors and
                                       Officers
Item 25.  Other Expenses of Issuance and
Distribution                           Other Expenses of Issuance and
                                       Distribution
Item 26.  Recent Sales of Unregistered
Securities                             Recent Sales of Unregistered
                                       Securities
Item 27.  Exhibits                               Exhibits
Item 28.  Undertakings                           Undertakings

     The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not valid.

                 SUBJECT TO COMPLETION, DATED MARCH __, 2001

PROSPECTUS

                      12,000,000 Shares of Common Stock

     This prospectus relates to 12,000,000 shares of our common stock that may be offered for sale or otherwise transferred from time to time by the selling stockholder identified in this prospectus. The aggregate net proceeds to the selling stockholder from the sale of the shares of common stock will equal the sales price of such shares of common stock, less any commissions. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder. We will pay the expenses incurred in registering the 12,000,000 shares of common stock, including legal and accounting fees.

     All of the 12,000,000 shares of common stock offered hereby were acquired by the selling stockholder from us in connection with our September 25, 2000 acquisition of Solplax Limited, a subsidiary of SCAC Holdings, Inc. Solplax Limited holds the international rights to biodegradable plastics. See "Selling Stockholder." Upon effectiveness of this registration, SCAC Holdings, Inc., the selling stockholder, will distribute the shares being registered herein to SCAC Holdings, Inc. stockholders of record five days after the effective date the registration, herein referred to as the recipient stockholders.

     Our common stock is listed on the NASD Over-the-Counter Bulletin Board under the symbol "MPCO." The last reported sale price of our common stock on February 15, 2001 on the NASD Over-the-Counter Bulletin Board was $0.58 per share.

     Our principal executive offices are located at 6265 S. Stevenson Way, Las Vegas, Nevada, and our telephone number is (702) 454-2121.

     INVESTING IN COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT DISTRIBUTE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE ABSENT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is March _____, 2001.

     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDER HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.
                          ________________________

                              Table of Contents

Prospectus Summary                                                         1
Summary Financial Information                                              3
Risk Factors                                                               5
Use of Proceeds                                                            9
Our Business                                                               9
Market For Registrant's Common Equity and Related Stockholders Matters 13 Management's Discussion and Analysis of Financial Condition and Results of
Operations                                                                14
Directors and Executive Officers of Millennium                            17
Executive Compensation                                                    18
Principal Stockholders of Millennium                                      20
Certain Relationships and Related Transactions                            21
Description of Securities                                                 21
Plan of Distribution                                                      22
Selling Stockholders                                                      25
Dilution                                                                  26
Properties                                                                26
Legal Proceedings                                                         26
Submission of Matters to a Vote of Security Holders                       26
Legal Matters                                                             27
Interests of Experts                                                      27
Experts                                                                   27
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities                                                               27
Reports to Stockholders                                                   28
Changes in and Disagreements with Accountants                             29
Report of Independent Certified Public Accountant                        F-1
Balance Sheet                                                            F-2
Statement of Operations                                                  F-3
Statement of Stockholders' Equity                                        F-4
Statement of Cash Flows                                                  F-5
Notes to Financial Statements                                            F-6

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                             PROSPECTUS SUMMARY

     This summary provides an overview of selected information and does not contain all the information you should consider. You should read the entire prospectus, including the section entitled "Risk Factors", the more detailed information in our consolidated financial statements and related notes appearing elsewhere in this prospectus.

MILLENNIUM PLASTICS CORPORATION

     Millennium Plastics Corporation a Nevada corporation, (formerly Aurora Corporation), through its merger with Graduated Plastics Corporation, acquired the United States patent rights to new and innovative polymer and coating technology invented in 1995 by Solplax Limited of Ireland ("Solplax"). On September 25, 2000, Millennium acquired 100% of Solplax Limited from SCAC Holdings, Inc. ("SCAC")

     The plastics have the unique characteristic of dissolving in water and leaving only non-toxic water and atmospheric gases. Public perception and governmental pressures for plastics which are environmentally friendly are projected to cause a commercial demand for this product. Millennium is a development stage company, has no revenues to date and has raised capital for initial development through the issuance of its securities.

     The Acquisition Agreement wherein we acquired Solplax provided for the issuance of 12,000,000 shares of Millennium Common Stock to be issued to SCAC in exchange for 100% of the issued and outstanding shares of Solplax, a wholly owned subsidiary of SCAC. The Millennium Common Stock issued to SCAC is subject to registration rights. Under the terms of the Acquisition Agreement Millennium shall register the 12,000,000 shares of our Common Stock for distribution to the SCAC shareholders of record five days after the effective date of the registration.

     Our principal offices are located at 6265 S. Stevenson Way, Las Vegas, Nevada 89120 and its telephone number is (702) 454-2121. You can access our web site at www.millenniumpolymers.com. Information contained on our web site is not a part of this prospectus.

The Selling Stockholder

     SCAC Holdings, Inc., is using this prospectus to distribute shares of Millennium Common Stock to the stockholders of SCAC. SCAC received its shares of common stock in connection with our acquisition of all of the outstanding share capital of Solplax. The registration statement to which this prospectus relates is being filed pursuant to a registration rights agreement between us and SCAC. We agreed to file the registration statement covering the shares of common stock received by SCAC in the acquisition, and to keep the registration statement effective until the earlier of (i) the date on which the distribution of the shares to SCAC stockholders has occurred or (ii) the date that all of the shares covered by the registration statement have been distributed by SCAC.

                        SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus. The summary financial information reflects the inactivity of Millennium prior to its merger with Graduated Plastics in December 1999.

                                                For the      For the     For the
                                            Nine Months  Year Ended   Year Ended
                                                Ended      March 31,   March 31,
Operating Statement Data:                       December       2000         1999
                                              31, 2000     (audited)   (audited)
                                             (unaudited)
Income Statement Data:
Revenues:                                       $    0       $    0       $    0

Expenses:
          Total Expenses:                      985,464      496,591            0

Other Income or Expenses
     Interest Income                             8,726       11,273            0
     Interest Expense                                0            0            0

Net Income (Loss) from Operation            $(976,738)   $(485,318)           $0

Basic and diluted earnings per share           $(0.04)      $(0.02)           $0

                                             For the       For the       For the
Balance Sheet Data:                       Nine Months   Year Ended    Year Ended
                                             Ended       March 31,     March 31,
                                            December       2000          1999
                                            31, 2000     (audited)     (audited)
                                          (unaudited)
Total Assets.                                  $9,970,321  $10,419,991  $    0
Liabilities.                                      261,704      161,810       0
                                          ------------------------------------
Stockholders' Equity.                          $9,663,868  $10,258,181  $    0

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be inspected without charge at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC regional offices and copies of all or any part thereof may be obtained at prescribed rates from the public reference section of the SEC. Such reports and other information can be reviewed through EDGAR.

MILLENNIUM FILINGS
(FILE NO. 0-30234                               PERIOD

Registration Statement Form    Filed August 30, 1999
10SB

Annual Report on Form 10-K     Fiscal Year ended March 31, 2000 filed on
                               June 30, 2000

Quarterly Reports on Form 10-Q Quarters ended September 30, 1999,
                               December 31, 1999 and June 30, 2000,
                               September 30, 2000 and December 31, 2000

Current Reports on Form 8-K    Filed December 6, 1999, December 8, 1999,
                               and August 27, 2000.

     Millennium also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference from us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site. Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this registration, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this registration by requesting them in writing or by telephone from us at the following address: 6265 S. Stevenson Way, Las Vegas, Nevada 89120, Telephone: (702) 454-2121.

                                RISK FACTORS

Our auditor's report reflects the fact that we are a development stage company.

     As a result of our deficiency in working capital and lack of revenues at March 31, 2000 and other factors, our auditors have included a paragraph in their report regarding our concentration of efforts in raising capital and establishing business operations. Our plans in this regard are to seek additional funding and future equity private placements or debt facilities.

Our products may have defects which could harm our reputation, decrease market acceptance of our products, cause us to lose customers and revenue, and result in liability to us.

     Our complex formulas for biodegradable plastics may contain defects. Often, these defects are not detected until after the products have been shipped. If any of our products contains defects, or has reliability, quality or compatibility problems, our reputation might be damaged significantly and customers might be reluctant to buy our products, which could harm our ability to retain or attract customers.

     In addition, these defects could interrupt or delay sales. We may have to invest significant capital and other resources to correct these problems. If any of these problems are not found until after we have commenced commercial production of a new product, we might incur substantial additional development costs. If we fail to provide solutions to the problems, we could also incur product recall, repair or replacement costs. These problems might also result in claims against us by our customers or others. In addition, these problems may divert our technical and other resources from other development efforts. Moreover, we would likely lose, or experience a delay in, market acceptance of the affected product or products, and we could lose credibility with our current and prospective customers.

Our products may infringe the intellectual property rights of others, which may require us to pay significant license fees, prevent us from selling our products, may cause us to become subject to expensive litigation or incur damages.

     Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. Historically, patent applications in the United States have not been publicly disclosed until the patent is issued, and we may not be aware of filed patent applications that relate to our products or technology. If patents later issue on these applications, we may be liable for infringement. We expect that we may become subject to infringement claims as the number of products and competitors in our target markets grows and the functionality of products overlaps. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. We may also be subject to claims from customers for indemnification. Any resulting litigation could result in substantial costs and diversion of resources.

     If it were determined that our products infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially reengineer our products in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms or at all, or to reengineer our products successfully. Moreover, if we are sued for infringement and lose the suit, we could be required to pay substantial damages or enjoined from licensing or using the infringing products or technology. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products.

Our failure to protect our proprietary rights, or the costs of protecting these rights, may harm our ability to compete.

     We believe that our success will depend in part upon our proprietary technology. We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect our proprietary rights. These legal protections provide only limited protection and may be time consuming and expensive to obtain and enforce. Our failure to adequately protect our proprietary rights could result in competitors offering similar products and impair our ability to compete. Moreover, despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products and obtain and use information that we regard as proprietary. Also, our competitors may independently develop similar, but not infringing, technology, duplicate our products, or design around our patents or our other intellectual property. In addition, other parties may breach confidentiality agreements or other protective contracts with us, and we may not be able to enforce our rights in the event of these breaches. Furthermore, we expect that we will increase our international operations in the future, and the laws of many foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States.

Our operating results are difficult to predict in advance and may fluctuate significantly, and a failure to meet the expectations of analysts or our stockholders would likely result in a substantial decline in our stock price.

     There is little historical financial information that is useful in evaluating our business, prospects and future operating results. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. We expect our future operating results to fluctuate significantly from quarter to quarter. If our operating results fail to meet or exceed the expectations of analysts or investors, our stock price would likely decline substantially. Factors that are likely to cause our results to fluctuate include the following:

* the gain or loss of significant customers or significant changes in purchasing volume;
* the amount and timing of our operating expenses and capital expenditures;
* changes in the volume of our product sales and pricing concessions on volume sales;
*    the timing, rescheduling or cancellation of customer orders;

*    the varying length of our sales cycles;
* the availability and pricing of competing products and technologies and the resulting effect on sales and pricing of our products;
* our ability to specify, develop, complete, introduce and market new products and technologies and bring them to volume production in a timely manner;
* the rate of adoption and acceptance of new industry standards in our target markets;
* the effectiveness of our product cost reduction efforts and those of our suppliers;
*    changes in the mix of products we sell; and
*    changes in the average selling prices of our products.

There is a limited current public market for our common stock.

     As of the date of this prospectus, there is a limited public market for our common stock. Although our common stock is listed on the OTC Bulletin Board, there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares for any reason.

We are highly dependent on Paul Branagan, our President. The loss of Mr. Branagan, whose knowledge, leadership and technical expertise we rely, would harm our ability to execute our business plan.

     Our success depends heavily upon the continued contributions of Paul Branagan, our President, whose knowledge, leadership and technical expertise would be difficult to replace. Mr. Branagan is employed at-will. We have no employment contract and maintain no key person insurance on Mr. Branagan. If we were to lose his services, our ability to execute our business plan would be harmed.

If we are unable to recruit, hire, train and retain additional sales, marketing, operations, engineering and finance personnel, our growth will be impaired.

     To grow our business successfully and maintain a high level of quality, we will need to recruit, retain and motivate additional highly skilled sales, marketing, engineering and finance personnel. If we are not able to hire, train and retain a sufficient number of qualified employees, our growth will be impaired. In particular, we will need to expand our sales and marketing organizations in order to increase market awareness of our products and to increase revenue.

     In addition, as a company focused on the development of complex products, we will need to hire additional engineering staff of various experience levels in order to meet our product roadmap. The market for skilled employees is extremely limited. We may have even greater difficulty recruiting potential employees after this registration if prospective employees perceive the equity component of our compensation package to be less valuable after this registration than before this offering.

We are subject to various risks associated with technological change and if we do not adapt our products to the changes our business will be adversely affected.

     The environmental products market involves certain characteristics that expose our existing and future technologies, and methodologies to the risk of obsolescence. These characteristics included the following:

*    rapid changes in technology;
*    rapid changes in user and customer requirements;
* frequent new service or product introductions embodying new technologies; and
*    the emergence of new industry standards and practices.

     Our performance will partially depend on our ability to license leading technologies, enhance our existing services, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of new environment friendly plastics entails significant technical and business risks. We cannot predict if we will use new technologies effectively or adapt our products to consumer, vendor, advertising or emerging industry standards. If we were unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, results of operations and financial condition could be materially adversely affected.

As a result of our newly acquired subsidiary, Solplax Limited, an Ireland based company, we are subject to currency fluctuations.

      Our operations in Ireland render us subject to foreign currency fluctuations, which may materially affect our financial position and results. We do not presently engage in any currency hedging to offset any risk of currency fluctuations.

If we need additional financing, we may not be able to raise further financing or it may only be available on terms unfavorable to us or our stockholders.

     We believe that our available cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least twelve months. We might need to raise additional funds, however, to respond to business contingencies, which could include the need to:

*    fund more rapid expansion;
*    fund additional marketing expenditures;
*    develop new products or enhance existing products;
*    enhance our operating infrastructure;
*    hire additional personnel;
*    respond to competitive pressures; or
*    acquire complementary businesses or technologies.

     If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products or otherwise respond to competitive pressures would be significantly limited.

                               USE OF PROCEEDS

     All of the shares of common stock covered by the prospectus are being distributed by the selling stockholder identified in this prospectus in connection with the September 25, 2000 acquisition of Solplax Limited. We will not receive any proceeds from the sale of the shares by the selling stockholder.

                                OUR BUSINESS

Background

     Millennium Plastics Corporation a Nevada corporation, (formerly Aurora Corporation), through its merger with Graduated Plastics Corporation, acquired the United States patent rights to new and innovative polymer and coating technology invented in 1995 by Solplax Limited of Ireland. The plastics have the unique characteristic of dissolving in water and leaving only non-toxic water and atmospheric gases. On September 25, 2000 we acquired 100% of Solplax Limited from SCAC Holdings, Inc. which provided us the worldwide rights to the Solplax technology. Millennium is a development stage company, has no revenues to date and has raised capital for initial development through the issuance of its securities.

     Millennium has an authorized capitalization of 50,000,000 shares of common stock, $.001 par value per share, and has authorized 10,000,000 preferred at $.001 par value. As of January 8, 2001 there were 28,020,000 shares outstanding and no preferred shares issued.

     Effective July 30, 1999, Aurora Corporation, an Oregon corporation formed on April 2, 1986, merged with and into Echo Services, Inc., a Nevada corporation, formerly Clover Crest, Inc. formed in Nevada on March 31, 1999. Echo Services, Inc., concurrent with the merger with Aurora, changed its name to Aurora Corporation. Aurora filed its form 10SB with the Securities and Exchange Commission on August 30, 1999, and on October 30 became subject to the reporting requirements of the Securities Exchange Act of 1934. On October 25, 1999 Aurora Corporation changed its name to Millennium Plastics Corporation.

     Pursuant to an Agreement and Plan of Merger dated November 23, 1999 and effective December 6, 1999 between Graduated Plastics Corporation ("Graduated") and Millennium, all of the outstanding shares of common stock of Graduated were exchanged for 6,750,000 shares of common restricted stock of Millennium in a transaction in which Millennium was the surviving company.

     The officers, directors, and by-laws of Millennium continued without change as the officers, directors, and by-laws of the surviving issuer following the merger with Graduated.

Recent Activity

     Patent Assignment and Royalty Agreement

          On September 30th, 1999 Millennium through its former entity Graduated Plastics, acquired the United States Patent and intellectual property rights of a biodegradable plastic from Solplax Limited, a subsidiary of SCAC Holdings, Inc. The consideration for the Patent Assignment and Royalty Agreement included a 5% royalty being paid to Solplax Limited based upon Net Receipts. This agreement provided Millennium with the United States rights to the biodegradable plastics.

     Amended Royalty Agreement

          On December 1, 1999 Millennium through its former entity Graduated Plastics, renegotiated its prior Patent Assignment and Royalty Agreement with Solplax Limited. In the "Addendum to Patent Assignment and Royalty Agreement," the parties agreed that Graduated would pay $300,000 in cash and 8,000,000 shares of Graduated common stock to eliminate the royalty provision of the prior agreement.

     Acquisition of Solplax Limited

          On September 25, 2000 we acquired 100 percent of Solplax Limited, a subsidiary of SCAC Holdings Corp. ("SCAC"). Millennium received back the 8,000,000 restricted shares we issued to SCAC in December of 1999 and issued 12,000,000 restricted shares to SCAC, subject to registration rights.
Solplax Limited owned the international rights to the biodegradable plastics technology. This acquisition provided us with the worldwide rights to biodegradable plastics.

     Millennium is engaged in one reportable industry segment. Financial information regarding this segment is contained in Millennium's financial statements included in this report.


(b) Description of Business

     To date and subsequent to the merger with Graduated, Millennium has focused on the development of biodegradable plastic materials.

Product Chemistry and Characteristics

     The new plastic product, termed Solplax, has its technological basis in an improved method for the manufacture of thermoplastic polyvinyl alcohol

(PVA) in combination with other approved food grade additives which are commonly used in commercial and consumer plastic products. Because all of the individual components in Solplax formulations have been in commercial and consumer products for so long, their physical properties and impacts (actual or potential) on the environment have been globally researched and assessed. These components have uniformly been found to be safe, non-toxic and environmentally friendly. The chemical and biological interaction of PVA is therefore well understood and a wide range of reference documents dating back to the 1940's are available for consultation.

     All plastic products manufactured with Solplax polymers are, and will be, entirely biodegradable when disposed of through landfill or into the wider environment. In the biodegradation process, the Solplax plastic decomposes entirely into environmentally benign substances: water (H20), gas
(C02) and air (02) - the molecules necessary for photosynthesis in plants. Articles made from Solplax polymers will biodegrade within a chemically pre-set time frame (several weeks). At the time of disposal, the article need only to be brought into contact with either hot or cold water depending on the basic materials chosen to cause it to dissolve. In about four weeks the dissolved plastic would undergo total biodigestion to carbon dioxide and water, leaving no residues in the environment.

     Pure PVA rapidly degrades in contact with water or moisture which would render it useless for typical industrial, consumer, food and medical uses. Therefore, Solplax is coated with a PVA polymer having novel properties. The patented Solplax process bonds a special coating to one or both sides of the PVA film. This coating makes the overall product impervious to liquid dissolution for its designed-product lifetime. Solplax based polymers offer clients an attractive range of specifications which can be tailored to their planned end use or product application. Chemists can vary the "recipe" for polymers using different combinations and ratios of seven basic constituent ingredients to manufacture eight similar, but different, polymers, which posses distinctive characteristics. This allows the granular polymer that is produced to be specifically tailored to the end-use product which will be manufactured from it. The characteristics which are common to all of the Solplax polymers include:

*    Water resistance until dissolution is required;
*    Excellent barrier to most odors and non-aqueous liquids;
*    Excellent characteristics for heat-sealing applications;
*    Patented time-controlled degrading process; and
*    Non-toxic, non-carcinogenic and fully biodigestible.

Solplax Manufacturing and Product Applications

     The Solplax polymers can be produced on generic production machinery and production scaled-up efficiently and economically. The Solplax plastics can be fabricated into articles using known, standard manufacturing processes (e.g., blow molding, injection molding, and cast extrusion) with no risk of thermal degradation.

     The Solplax family of biodegradable plastic polymers have different physical properties and can be used to produce a variety of disposable items, ranging from gossamer shrouds for clothing to firm eating utensils. These also include, amongst many other items; diaper liners, slow release fertilizer pellets, dry goods containers, garbage and compost bags, golf tees, a wide variety of packaging products, shot gun ammunition wadding, swizzle sticks and yokes for beverage cans. Major market sectors who are projected to have a high level of interest in the use of Solplax products include the retail food and beverage industry, food packaging industry, and the military.

Marketing Approach

     Plastic products are essential and pervasive in the functioning of modern societies - even in the least economically developed countries. As the use of plastic products, and the resulting mountains of plastic waste grow inexorably, the challenge facing producers, consumers and governments is to find ways to reduce the rate of growth of the "mountains" as well as to find safe, practical methods for disposal of the plastic waste that does accumulate. Because Solplax is degraded and rendered into harmless by-products (dispersed water and C02) and non-toxic organic residues, it is well positioned to play a constructive and profitable role as these problems are faced by the responsible government authorities, and concerned manufacturers and consumers.

Competition

     The Company competes with numerous other plastic suppliers. Many of these competitors have substantially greater resources than the Company. The Company has been successful in finding a niche in the market based upon the biodegradable nature of its product. Should a larger and better financed company decide to directly compete with the Company, and be successful in its competitive efforts, the Company's business could be adversely affected.

Trademarks and Patents

     Millennium's United States Patent No. 5,948,848 was acquired under the terms of a merger with Graduated Plastics, Inc. on December 6, 1999. Graduated Plastics, Inc. had acquired the US Patent under the terms and conditions of a "Patent Assignment and Royalty Agreement" entered into on September 30, 1999 with Solplax Limited. The Patent relates to a biodegradable plastics material and to a method for its manufacture. In particular, the patent relates to a biodegradable plastics material comprising a polyvinylacetate/polyvinylalcohol copolymer.

     In addition to the patented technology, all testing by Millennium or others permitted to utilize Millennium's technology is subject to strict privacy and confidentiality controls.

Research and Development

     Extensive research and development has been completed by Solplax Limited prior to the acquisition by Graduated and the subsequent acquisition by Millennium. It is anticipated that additional significant research and development will be required to determine the applicability of Millennium biodegradable plastic material to specific uses.

Employees

     Millennium has two part time employees. The management of Millennium believes the relationship with its employees is satisfactory.

    MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our Common Stock is traded on the over-the-counter securities market through the National Association of Securities Dealers Automated Quotation Bulletin Board System, under the symbol "MPCO". The following table sets forth the quarterly high and low bid prices for our Common Stock. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

                       High      Low
January-2001           1.00      0.87
December-2000          0.66      0.58
November-2000          0.98      0.85
October-2000           1.17      1.04
September-2000         1.21      1.08
August-2000            1.19      1.07
July-2000              1.16      1.05
June-2000              1.72      1.50
May-2000               2.23      1.93
April-2000             2.96      2.50
March-2000             4.18      3.69
February-2000          4.56      4.09
January-2000           6.93      6.56
December-1999          7.90      6.34

Note: We started trading in December 1999

(b) Holders of Common Stock

As of December 31, 2000, we had approximately 253 stockholders of the 28,020,000 shares outstanding. The closing bid stock price on December 31, 2000 was $0.69.

(c) Dividends

We have never declared or paid dividends on our Common Stock. We intend to follow a policy of retaining earnings, if any, to finance the growth of the business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends on the Common Stock will be the sole discretion of the Board of Directors and will depend on our profitability and financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors deemed relevant.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

     This report contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report.

     With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Overview

     Millennium Plastics Corporation ("Millennium" or the "Company") a Nevada corporation, formerly Aurora Corporation, through its merger with Graduated Plastics Corporation on December 6, 1999, acquired the United States patent rights to new and innovative polymer and coating technology invented in 1995 by Solplax Limited of Ireland ("Solplax"). During the first three quarters of fiscal 2000 we focused on the acquisition of Solplax Limited, which owned the international rights to the biodegradable plastics which we owned in the United States. On September 25, 2000, Millennium acquired 100% of Solplax Limited from SCAC Holdings, Inc.

Results of Operations

Nine months ended December 31, 2000 (Unaudited)

     Revenues. For the nine months ended December 31, 2000, we received no revenues.

     Product Development. Product development expenses for the nine months ended December 31, 2000 were $356,043. These expenses included salaries as well as certain office, travel, legal and accounting expenses relating to the development of our initial products and services, primarily biodegradable flatware developed for the United States Military, thin impregnated films for commercial uses, golf tees, shotgun wads for the sporting industry and oil and gas related products

     General and Administrative. General and administrative expenses for the nine months ended December 31, 2000 were $218,823. This does not include $410,598 for Amortization of patent and Amortization of cost in excess of net assets of acquired business. During the first two months of 2000, certain officers, directors, employees and consultants of Millennium received no cash compensation or reduced cash compensation.

Fiscal Year ending March 31, 2000

     Prior to the December 6, 1999 merger between Millennium and Graduated, Millennium was considered a Blank Check company with virtually no operations, and thus no financial history for the prior relevant periods.

     Revenues. The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards- No. 7, and has yet to generate revenues. During fiscal 2000 we devoted substantially all our efforts to: (1) developing its strategic plan of operation, (2) developing its market, (3) obtaining sufficient capital to commence full operations, and (4) completing research and development to determine the applicability of the product to various uses.

     General and Administrative. General and administrative expenses for the year ended March 31, 2000 were $329,924. These costs were primarily the result of expenses related to: (i) going public, and (ii) common stock issued in lieu of cash payments to employees and consultants. Wages were $16,000, professional fees $199,702, travel expenses of $52,183, and administrative expenses of $62,039.

     Net loss for the Company was $485,318 for the year ended March 31, 2000. This loss was the result of increasing activity and related additional expenses discussed above associated with being a development stage enterprise. $166,667 of the $485,318 was allocated to the amortization of patent expense.

Liquidity and Capital Resources

     A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate generating a positive internal cash flow until such time as we can generate revenues from either license fees from our biodegradable plastic product and/or direct sales of our product, either or both of which may take the next few years to realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

     Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues, and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

     Over the next twelve months, we intend to develop revenues by releasing products under development to target markets. However, we will continue the research and development of products, increase the number of employees, and expand facilities where necessary to meet product development and completion deadlines. We believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion in the next twelve months. Consequently, we will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

     We anticipate incurring operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as technology related companies. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

New Accounting Pronouncements

     In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for years beginning after June 15, 2000 and requires comparative information for all fiscal quarters of fiscal years beginning after June 15, 2000. Millennium does not expect the adoption of this statement to have a significant impact on its results of operations, financial position or cash flows.

Year 2000 Matters

     We have had no noticeable impact as the result of the year 2000 problem. As is the case with most other Companies using computers in their operations, we recognize the need to ensure that our operations will not be adversely impacted by software and/or system failures related to such "Year 2000" noncompliance. Within the past twelve months, we have been upgrading components of our own internal computer and related information and operational systems and continue to assess the need for further system redesign and believe we are taking the appropriate steps to ensure Year 2000 compliance. Based on information currently available, we believe that the costs associated with Year 2000 compliance, and the consequences of incomplete or untimely resolution of the Year 2000 problem, will not have a material adverse effect on our business, financial condition and results of operations in any given year. However, even if our internal systems are not materially affected by the Year 2000 problem, our business, financial condition and result of operations could be materially adversely affected through disruption in the operation of the enterprises with which we interact. There can be no assurance that third party computer products used by us are Year 2000 compliant.

     Since we have not commenced substantial operations, third parties non-compliance with the Year 2000 issue will have minimal impact on us. When contracting with new vendors, manufactures, and plants we intend to pre-establish the third party's compliance with Year 2000 issues.

     We have incurred minimal expenses associated with the Year 2000 Problem. As a result of us being a Development Stage Enterprise, our computer equipment is being purchased as Year 2000 compliant, where possible.

               DIRECTORS AND EXECUTIVE OFFICERS OF MILLENNIUM

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the current executive officers (as defined by the Securities and Exchange Commission rules) of Millennium. These officers serve at the discretion of the board of directors of Millennium and of various subsidiaries of Millennium, as the case may be.

NAME              AGE  POSITION
Paul T. Branagan   57  President, Secretary/Treasurer and Director
Jocelyn Carnegie   34  Vice President of Product Development and Director
James L. Arnold    66  Vice President of Operations and Director
Donato Grieco      64  Director

DUTIES, RESPONSIBILITIES AND EXPERIENCE

     Paul T. Branagan (age 57) is the President, Secretary/Treasurer and a member of the Board of Directors of the Company. Mr. Branagan graduated from the University of Las Vegas Nevada with a B.S. in physics. From 1993 to the present Mr. Branagan has been the President and Senior Scientist of Branagan & Associates, Inc. From 1975 to 1993 he was the Project Manager, Assistant Oil and Gas Division Manager and Senior Scientist of CER Corporation of Las Vegas, Nevada.

     Jocelyn JAB Carnegie (age 34) Member of the Board of Directors of the Company and President of Millennium Plastics Corporation subsidiary Solplax Ltd. since 1990, Mr. Carnegie has been a Business Development and management consultant to various international corporations involved in the development, finance and formation of trading and industrial operations in the emerging markets of the CIS as well as environmental technologies in the agro-industrial sector. Since the 1980's, he has been involved in real estate management, forestry and the environment in the UK.

     James L. Arnold (age 66) is the Vice President of Operations and a member of the Board of Directors of the Company. Mr. Arnold graduated from Northeastern University with a B.S. in industrial engineering. From 1997 to the present he has worked as a management consultant. From 1993 until 1997, Mr. Arnold served as President and CEO of Ebtron, Inc.

     Donato A. Grieco (age 64) is a member of the Board of Directors of the Company. Mr. Grieco holds a B.S. in Business & Engineering Administration from the Massachusetts Institute of Technology of Cambridge, Massachusetts. Since 1986, Mr. Grieco has been Vice-President of Mollenberg-Betz, Inc. of Buffalo, New York, a major contractor in the mechanical construction industry, specializing in refrigeration, air conditioning, heating, and industrial process piping systems where he is primarily responsible for project cost estimating, along with vendor and sub-contractor soliciting, leading to total project bid presentations.

     There are no family relationships between any of the above persons. Executive officers are elected annually by the board of directors at the meeting of directors held immediately following the annual meeting of stockholders to serve for the ensuing year or until their successors have been elected. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our executive officers and directors during the fiscal year since inception. The remuneration described in the table does not include the cost of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation.

Summary Compensation Table

                                                             Long Term
                           Annual Compensation             Compensation

Name and Principal Fiscal                 Other Annual  Restricted
Position            Year   Salary  Bonus  Compensation    Stock     Options
Paul T. Branagan    2000   $16,000  -0-       -0-          -0-        -0-
                    2001   60,000   -0-       -0-          -0-        -0-
Jocelyn Carnegie    2000     -0-    -0-       -0-          -0-        -0-
                    2001     -0-    -0-       -0-          -0-        -0-
James L. Arnold     2000     -0-    -0-       -0-          -0-        -0-
                    2001     -0-    -0-       -0-          -0-        -0-
Donato Grieco       2000     -0-    -0-       -0-          -0-        -0-
                    2001     -0-    -0-       -0-          -0-        -0-

Compensation of Directors

     All directors will be reimbursed for expenses incurred in attending Board or committee meetings.

Compensation Committee Interlocks and Insider Participation

     We do not currently have a compensation committee of the Board of Directors. However, the Board of Directors intends to establish a compensation committee, which is expected to consist of three inside directors and two independent members.

Stock Option Plan and Non-Employee Directors' Plan

     The following descriptions apply to stock option plans which we adopted in September of 2000; no options have been granted as of the date of this prospectus.

     We have reserved for issuance an aggregate of 1,000,000 shares of common stock under our 2000/2001 Stock Option Plan and Non-Employee Directors' Plan. These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for our continued success and growth, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to us in the future.

Stock Option Plan

     Officers (including officers who are members of the Board of Directors), directors (other than members of the stock option committee to be established to administer the stock option plan and the directors' plan) and other employees and consultants and its subsidiaries (if established) will be eligible to receive options under the planned stock option plan. The committee will administer the stock option plan and will determine those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised. No options may be granted more than ten years after the date of the adoption of the stock option plan.

     Non-qualified stock options will be granted by the Board of Directors with an option price not less than 85% of the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock to which the incentive stock option relates on the date the incentive stock option is granted; provided however that the price shall not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the corporation or its parent or subsidiaries.

     Each option granted under the stock option plan will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised. In the event of a change of control (as defined in the stock option plan), the date on which all options outstanding under the stock option plan may first be exercised will be accelerated. Generally, all options terminate 90 days after a change of control.

                    PRINCIPAL STOCKHOLDERS OF MILLENNIUM

     The following table sets forth as of December 31, 2000, the beneficial ownership of common stock of each director, each of the named executive officers, and all executive officers and directors as a group:

                                         Number       Percent
Name of Beneficial Owner (1)           of Shares      Of Class
Paul T. Branagan                          538,500        2%
Jocelyn Carnegie                           25,000        0%
James L. Arnold                           100,000        0%
Donato Grieco                             150,000        1%
SCAC Holdings Corp                     12,000,000       43%
                                     ------------     -----
All Directors & Officers as a Group       813,500        3%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Figures are rounded to the nearest percentage. Less than 1% is reflected as 0%.
(3) The 12 million shares referred are the shares being distributed by SCAC Holdings Corp. to stockholders upon effectiveness of this registration and pursuant to this prospectus.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Paul Branagan, President and Chairman of Millennium is a director and stockholder of SCAC. Jocelyn Jab Carnegie, Vice President of Product Development and a director has been President of Solplax Limited, recently acquired by Millennium

     Millennium made use of offices, laboratory equipment and space as well as warehousing at Branagan & Associates facilities located at 5631 S. Pecos Rd., Las Vegas, Nevada from December, 1999 until August 2000. No compensation was made to Branagan & Associates for their usage. August 2000, Millennium moved to 6265 S. Stevenson Way Las Vegas, Nevada. Millennium has offices, laboratory and warehousing at that location, currently using about 4,500 square feet of space for $4,000 a month. Millennium has an option to lease up to approximately 12,000 square feet. Branagan & Associates is the landlord and has deferred lease payments until April 2001.

                          DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, $0.001 par value per share, of which 28,168,598 shares were outstanding as of the date of this prospectus. The shares being distributed under this prospectus are reflected in the above issued and outstanding shares. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of MPCO, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock
     The Company's Articles of Incorporation also authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, of which there were no shares outstanding as of the date of this Prospectus.

Dividends
     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

     We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:
*    our financial condition;
*    earnings;
*    need for funds;
*    capital requirements;
*    prior claims of preferred stock to the extent issued and  outstanding;
     and
*    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                            PLAN OF DISTRIBUTION

     The shares will be distributed by SCAC to its stockholders of record five (5) days after the effectiveness of this registration statement (the "recipient stockholders"). The shares, once distributed to the recipient stockholders may, from time to time be distributed by their donees, pledgees, transferees or other successors in interest. The sale price to the public may be:

     - the market price prevailing at the time of sale;

     - a price related to such prevailing market price;

     - at negotiated prices; or

     - such other price as the recipient stockholders determine from time to time.

     The recipient stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The recipient stockholders may offer their shares at various times in one or more of the following transactions, which may include block transactions:

     - in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

     - in transactions involving cross or block trades or otherwise on the Over-the-Counter Bulletin Board Market or such other market on which the common stock may from time to time be trading (including transactions in which brokers or dealers may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);
     - in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts;

     - in transactions "at the market" to or through market makers in our common stock or into an existing market for the common stock;
     - in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

     - through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

     - in privately negotiated transactions;

     - in short sales or transactions to cover short sales;

     - to lenders pledged as collateral to secure loans, credit or other financing arrangements and any transfers resulting from a subsequent foreclosure, if any, thereunder;

     - in a combination of any of the foregoing transactions; or

     - by any other legally available means.

     From time to time, one or more of the recipient stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the recipient stockholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The recipient stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by recipient stockholders who transfer, donate, pledge or grant a security interest in their shares will decrease as and when the recipient stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling stockholders or recipient stockholders for purposes of this prospectus.

     A recipient stockholder may sell short our common stock. The recipient stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

     A recipient stockholder or its pledgee, donee, transferee or other successor in interest may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the recipient stockholders, including positions assumed in connection with distributions of the shares by such broker-dealers. A recipient stockholder or its pledgee, donee, transferee or other successor in interest also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a recipient stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the recipient stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

     A recipient or its pledgee, donee, transferee or other successor in interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers or use brokers, dealers, underwriters or agents to sell their shares. The broker-dealers acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders, or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the recipient stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholder or any recipient stockholders, can presently estimate the amount of such compensation.

     The recipient stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a recipient stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     We have advised the selling stockholder that during such time as it or the recipient stockholders may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

     It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

     This offering by the selling stockholder will terminate on the date specified in the registration rights agreement with Millennium or, if earlier, on the date on which the selling stockholder has distributed all of its shares registered by this registration statement.

     Millennium will not receive any proceeds from the sale of the shares covered by this prospectus. Millennium has agreed to pay all of the expenses incident to the registration of the shares. Millennium will not pay for the recipient stockholders' discounts and selling concessions or commissions, if any, or fees and expenses of counsel incurred in respect of selling the shares, if any.
                            SELLING STOCKHOLDERS

          The following table sets forth certain information with respect to the selling stockholder as of December 31, 2000. All of the 12,000,000 shares of common stock offered hereby were acquired by the selling from us in connection with our September 25, 2000 acquisition of Solplax Limited, a subsidiary of SCAC Holdings, Inc. Solplax Limited holds the international rights to biodegradable plastics. Upon effectiveness of this registration, SCAC Holdings, Inc., the selling shareholders, will distribute the shares being registered herein to SCAC Holdings, Inc. stockholders of record five days after the effective date the registration, herein referred to as the recipient stockholders. At the time of the acquisition of Solplax Limited by Millennium, SCAC was not an affiliate of Millennium. To our knowledge, the selling shareholder has sole voting and investment power over the shares of common stock listed in the table below.

     Additionally, the following table assumes the sale of all shares of common stock offered by the recipient stockholders; however, as the recipient stockholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the recipient stockholders will hold after the offering.

                            Benefical          Maximum
                           Ownership of         Number
                          Common Stock as      Shares of      Maximum Number
                          of December 31,    Common Stock     of Shares Held
        HOLDER                 2000             Offered       after Offering
SCAC Holdings, Inc.       12,000,000 (2)      12,000,000         -0- (1)

(1) Assumes that the selling shareholder and or the recipient shareholder will sell all of the shares of common stock offered hereby. We cannot assure you that the selling shareholder will sell all or any of the shares offered hereunder.

(2) This number represents 12 million shares of common stock to be distributed to shareholders of SCAC Holding, Inc. pursuant to the Registration Rights Agreement executed as part of the Acquisition Agreement between SCAC Holdings, Inc. and Millennium.

                                  DILUTION

     The difference between an offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock after the offering constitutes the dilution to investors in the offering. The Shares set forth herein were issued on or about September 25, 2000 and are being registered for distribution purposes. Therefore, there is no dilution as the result of this registration. Further the net tangible book value per share (determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock) will not change as the result of this registration.

                                 PROPERTIES

     Millennium Plastics maintains its administrative offices at 6265 S. Stevenson Way, Las Vegas, Nevada 89120 under an annual lease of $4,000 per month for approximately 4,500 square feet.

     Millennium made use of offices, laboratory equipment and space as well as warehousing at Branagan & Associates facilities located at 5631 S. Pecos Rd. Las Vegas, Nevada from December, 1999 until August 2000. No compensation was made to Branagan & Associates for their usage. I August 2000, Millennium moved to 6265 S. Stevenson Way Las Vegas, Nevada. Millennium has offices, laboratory and warehousing at that location, currently using about 4,500 square feet of space for $4,000 a month. Millennium has an option t lease up to approximately 12,000 square feet. Branagan & Associates is the landlord and deferred lease payments until April 2001.

                              LEGAL PROCEEDINGS

     We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us which may materially affect us.

             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the fourth quarter of our fiscal year ended March 31, 2000. However, on September 25, 2000, after submittals of proxy materials to the security holders, the security holders voted on:

* the Acquisition Agreement, dated as of August 22, 2000, by and among Millennium and SCAC, providing for the acquisition of 100% of the issued and outstanding shares Solplax Limited by Millennium. Pursuant to the

     Acquisition, 12,000,000 restricted shares of Millennium were exchanged for 100% of the issued and outstanding shares of Solplax. Following the Acquisition, Solplax became a wholly owned subsidiary of Millennium;
*    a new board of directors for Millennium to serve through the next year;
* re-confirmation of Weaver and Martin as Millennium's independent auditors;
*    approval of Millennium's 2000/2001 Stock Option Plan.

                                LEGAL MATTERS

     The legality of the shares offered hereby will be passed upon for the Company by Donald J. Stoecklein, Esq., 402 West Broadway, Suite 400, San Diego, California 92101.

                            INTERESTS OF EXPERTS

     Mr. Stoecklein beneficially controls 85,720 shares of our common stock. We consent to and understand this potential conflict of interest.

                                   EXPERTS

     The financial statements of MPCO as of March 31, 2000 are included in this prospectus and have been audited by Weaver & Martin, LLP, an independent auditor, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                          DISCLOSURE OF COMMISSION
         POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     No director of MPCO will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

*    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes or,
* for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests.

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in MPCO in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We undertake the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           REPORTS TO STOCKHOLDERS

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission.

     You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following locations:

Public Reference Facilities at:       Pacific Regional Office at:

450 Fifth Street, Room 1024           5670 Wilshire Boulevard
N.W. Judiciary Plaza                  11th Floor
Washington, D.C. 20549                Los Angeles, California 90036


Chicago Regional Office at:           New York Regional Office at:

Northwestern Atrium Center            Seven World Trade Center
500 West Madison Street               13th Floor
Suite 1400                            New York, New York 10048
Chicago, Illinois 60661

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     In addition, all of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's web site (http://www.sec.gov).

     We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three-quarters of each fiscal year.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     We have no changes or disagreements with our accountants, Weaver &
Martin.

Transfer Agent

     The transfer agent for our common stock is Standard Registrar and Transfer, 12528 South 1840 East, Draper, Utah 84020.
Financial Statements:

Millennium Plastics Corporation Financial Statements
     Report of Independent Auditor                                       F-1
     Balance Sheet For The Period Ending March 31, 2000                  F-2
     Statement of Operations For The Period April 6, 2000
     (Inception) through March 31, 2000                                  F-3
     Statement of Stockholders' Deficit For The Period April 6, 2000
     (Inception) through March 31, 2000.                                 F-4
     Statement of Cash Flows For The Period April 6, 2000
     (Inception) through March 31, 2000                                  F-5
     Notes to Financial Statements                                F-6 - F-10

             Report of Independent Certified Public Accountants


Stockholders and Directors
Millennium Plastics Corporation
(A Development Stage Company)


We have audited the accompanying balance sheets of Millennium Plastics Corporation (A Development Stage Company) as of March 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended March 31, 2000 and for the period from inception (April 2, 1986) to March 31, 2000. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Plastics Corporation (A Development Stage Company) as of March 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the three year period ended March 31, 2000 and for the period from inception (April 2, 1986) to March 31, 2000 in conformity with generally accepted accounting principles.


Weaver & Martin, LLC


Kansas City, Missouri
June 13, 2000

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                               Balance Sheets

                                                 March 31,     March 31,
                                                   2000           1999
Assets
Current assets:
  Cash                                         $   585,854   $          --
                                                ----------     -----------
     Total current assets                          585,854              --
                                                ----------     -----------

Equipment                                            1,005              --
Accumulated depreciation                               201              --
                                                ----------      ----------
                                                       804              --
                                                ----------     -----------
Other assets:
  Intangible asset-patent, net of accumulated
     amortization of $166,667 in 2000            9,833,333              --
                                                ----------      ----------
     Total assets                              $10,419,991   $          --
                                                 =========      ==========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                             $   154,138   $          --
  Accrued liabilities                                7,672              --
                                                ----------       ---------
     Total current liabilities                     161,810              --
                                                ----------      ----------
Stockholders' equity:
  Common stock $.001 par value, 50,000,000
  shares authorized; 23,900,000 at 3/31/00
  and 17,000,000 at 3/31/99 shares issued and       23,900          17,000
Outstanding
  Paid in capital                               10,736,599              --
  Deficit accumulated during the development     (502,318)        (17,000)
stage
                                                ----------      ----------
     Total stockholders' equity                 10,258,181              --
                                                ----------       ---------
     Total liabilities and stockholders'       $10,419,991   $          --
equity

               See notes to consolidated financial statements

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                           Statement Of Operations

                                   Year Ended March 31,             From
                                                                 Inception
                                                                  April 2,
                                                                    1986
                                                                  to March
                                                                    31,
                               2000        1999         1998        2000
Revenues                  $        --  $       --    $       --  $       --
                            ---------    ---------    ---------   ---------
Amortization of patent        166,667           --           --     166,667
Wages                          16,000           --           --      16,000
Professional fees             199,702           --           --     199,702
Travel                         52,183           --           --      52,183
Administrative expense         62,039           --           --      79,039
                            ---------    ---------    ---------   ---------
Loss from operations          496,591           --           --     513,591

Interest income                11,273           --           --      11,273
                            ---------     --------    ---------   ---------
Net loss                  $ (485,318)  $        --  $        -- $ (502,318)
                            =========    =========    =========   =========
Net loss per share of
common stock-basic
     and diluted          $    (0.02)  $        --  $        -- $    (0.03)
                            =========    =========    =========   =========
Weighted average shares    20,462,500   17,000,000   17,000,000  17,363,000
outstanding
                            =========    =========    =========   =========

               See notes to consolidated financial statements

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                      Statement of Stockholders' Equity

                          Common Stock         Paid In   Treasu   Deficit
                                               Capital     ry    Accumulat
                                                         Stock      ed
                                                                  During
                                                                    The
                                                                 Developme
                                                                    nt
                                                                   Stage


                     Per    Shares    Amount
                    Share

Inception                         --     $--        $--     $--        $--

Shares issued for
  Marketing       $0.001  17,000,000      17,000     --      --         --

Net loss for the                  --      --         --      --   (17,000)
years ended March
31, 1987
                           ---------  ------  ---------  ------  ---------
Balance March 31,
1999                      17,000,000  17,000         --      --   (17,000)

Activity to March                 --      --         --      --         --
31, 1998
                           ---------  ------  ---------  ------  ---------
Balance March 31,
1998                      17,000,000  17,000         --      --   (17,000)

Activity to March                 --      --         --      --         --
31, 1999
                           ---------  ------  ---------  ------  ---------
Balance March 31,
1999                      17,000,000  17,000         --      --   (17,000)

Shares issued for  $0.050    100,000     100      4,900      --         --
services

Shares issued for  $0.152  6,750,000   6,750  1,019,249      --         --
acquisition of
Graduated
Plastics, Inc.

Shares contributed                --      --      8,000  (8,000)        --
by a Shareholder

Shares issued for    $1.213       --      --  9,692,000   8,000         --
patent

Shares issued for    $0.250   50,000      50     12,450      --         --
services

Net loss for the
year ended
  March 31, 2000                  --      --         --      --  (485,318)
                           ---------  ------  ---------  ------  ---------
Balance March 31,         23,900,000  23,900 10,736,599      --  (502,318)
2000
                           =========  ======  =========  ======  =========

               See notes to consolidated financial statements

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                           Statement Of Cash Flows

                                        Year Ended March 31,        From
                                                                  Inceptio
                                                                     n
                                                                  April 2,
                                                                    1986
                                                                  to March
                                                                    31,
                                                                    2000
                                         2000       1999  1998
Cash flows from operating
activities:
  Net loss                           $ (485,318)   $  --  $   --  $(502,318
  Adjustments to reconcile net loss
to
     cash used by operating
activities:
     Depreciation and amortization      166,868      --      --    183,868
     Issuance of stock for services      17,500      --      --     17,500
  Changes in assets and liabilities-
     Accounts payable                    74,808      --      --     74,808
     Accrued liabilities                  7,672      --      --      7,672

Cash used in operating activities      (218,470)     --      --   (218,470)

Investing activities:
  Purchase of equipment                 (1,005)      --      --    (1,005)

Cash used in investing activities       (1,005)      --      --    (1,005)

Financing activities:
  Payments on acquired patent          (220,670)     --      --   (220,670)
  Stock issued for acquisition        1,025,999      --      --  1,025,999

Cash provided from financing            805,329      --      --    805,329
activities

Increase in cash and cash               585,854      --      --    585,854
equivalents

Cash and cash equivalents, beginning         --      --      --         --

Cash and cash equivalents, end       $  585,854   $  --  $   --  $ 585,854


Interest paid                        $       --   $  --  $   --  $      --
Income tax paid                              --      --      --         --

               See notes to consolidated financial statements

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                        Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies

  Organization
     Aurora Corporation (Aurora) was incorporated April 2, 1986.  On July 15,
1999,  Aurora  was merged into Echo Services, Inc. (Echo).   On  December  6,
1999, Echo changed its name to Millennium Plastics Corporation (MPCO).

     The Company owns patent rights to market, manufacture, and distribute Solplax, a fully biodegradable plastic product.

Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates, but management does not believe such differences will materially affect the Company's financial position, results of operations, or cash flows.

Cash Equivalents
     The Company's cash equivalents consist principally of any financial instrument with maturities of generally three months or less.

Equipment
     Equipment is carried at cost. Depreciation is on the straight-line method, based on the useful life (5 years) of the asset.

     Maintenance and repairs are charged to operations as incurred.

Accounting Method
     The Company recognizes income and expense on the accrual method of accounting.

Income Taxes
     The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                        Notes to Financial Statements


Intangible Asset - Patent
     The cost of the patent acquired is being amortized on the straight-line method over fifteen years.

Estimated Fair Value of Financial Instruments
     The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2000. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of March 31, 2000 or that will be realized in the future.

     The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximated fair values or they are receivable or payable on demand.

Concentrations of Credit Risk
     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company has cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits risk.

Net Loss Per Common Share
     The Company computes loss per share in accordance with SFAS No. 128, Earnings Per Share. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation. Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

     The Company's potentially issuable shares of common stock pursuant to an outstanding payable (see Note 5) that will be paid in stock are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                        Notes to Financial Statements


Recent Accounting Pronouncements
     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No.
133. SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

Note 2 - Development Stage Company

     The  Company  is  a  development  stage company.   It  is  concentrating
substantially all of its efforts in raising capital and establishing business operations in order to generate significant revenues.

Note 3 - Acquisition

     On December 6, 1999, MPCO acquired Graduated Plastics, Inc. (GPI) in a business combination accounted for as a purchase. GPI was a developmental stage company with no business operations. The total cost of acquisition was $1,025,999 which represented the fair market value of assets acquired. MPCO issued 6,750,000 shares of stock for the outstanding stock of GPI and the majority stockholder of MPCO contributed as paid in capital 8,000,000 shares of MPCO. The difference between the par value of MPCO stock and the assets acquired was recorded as paid in capital for MPCO. GPI was dissolved after the merger.

     If the acquisition would have occurred on April 1, 1997 there would be no activity in fiscal year ending March 31, 1998, and 1999. Fiscal year ending March 31, 2000 would have a loss of $486,819 and loss per share basic and diluted would be $.02.

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                        Notes to Financial Statements


Note 4 - Intangible Asset - Patent

     On September 30, 1999, Graduated Plastics, Inc. entered into a mandatory agreement with SCAC Holdings, Corp. assigning a United States patent in consideration for a fee equal to 5% of the net receipts received by the assignee.

     On December 1, 1999 MPCO added an addendum to the patent assignment and royalty agreement whereas SCAC Holdings, Corp. received 8,000,000 shares of MPCO stock and a $300,000 payable for consideration for the termination of the 5% royalty.

     The assigned value to the transaction of $10,00,000 ($8,000 stock, $9,692,000 paid in capital, and $300,000 payable) was determined by management after discounts by determining the estimated fair market value of the publicly traded market and the value that would be received if the shares were sold.

     At March 31, 2000, approximately $79,000 remained unpaid in the payable to SCAC Holdings Corp.

Note 5 - Stock Transactions

     Stock was issued for consulting services for an assigned value of $5,000 for 100,000 shares. Stock was issued for legal services for an assigned value of $12,500 for 50,000 shares.

     Pursuant to an agreement in December 1999, MPCO will place in escrow 120,000 shares of stock to be issued to a Company performing investment relations. The agreement called for the immediate vesting of 36,000 shares and 7,000 shares each month for 12 month to be issued based on the performance of services. At March 31, 2000 no shares were issued, although 57,000 shares were earned. The shares were issued subsequent to year-end. A payable was recorded for the earned shares. The services were assigned a value equal to $1.25 per share. If the shares would have been issued prior to March 31, 2000, the loss per share would remain at $.02 per basic and diluted outstanding share.

Note 6 - Income Taxes

     The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

                       Millennium Plastics Corporation
                        (A Development Stage Company)
                        Notes to Financial Statements

     As of March 31, 2000 the Company had a net operating loss carry forward for Federal income tax reporting purposes amounting to approximately $318,000 which expire in to 2015.

     The components of the deferred tax asset as of March 31, 2000 was as follows:

                                                       2000
Benefit of net operating loss carry forwards.           $108,000
Less valuation allowance.                                108,000
Net deferred tax assets.                                       $
                                                              --

     As of March 31, 2000 sufficient uncertainty exists regarding the reliability of these operating loss carry forwards and, accordingly, a valuation allowance has been established.

Note 7 - Contingency

     The company has an agreement to issue 63,000 shares of stock (7,000 shares a month for April through December 2000) to a company that will provide professional services.

Note 8 - Related Party Transactions

     The Company uses the management and office services of a company owned by an officer. Amounts paid for the services for the year ended March 31, 2000 was $29,200, which approximated the fair market value of those services.

Note 9 - Subsequent Events

     On April 30, 2000 MPCO entered into an agreement with SCAC Holdings Corp. (SCAC) to acquire all of the outstanding stock of Solplax Limited, a wholly owned subsidiary of SCAC. MPCO will receive back the 8,000,000 restricted shares they issued to SCAC in December 1999 and will issue 12,000,000 unrestricted shares to SCAC. For the six month period ended April 30, 2000 Solplex had no revenue, a loss of approximately $28,000, and assets of approximately $100,000. It is anticipated the acquisition will be consummated in the second quarter of fiscal year 2001.

=============================================================================
No   dealer,  salesman  or  any  other
person has been authorized to give any
information    or    to    make    any
representation   other   than    those       12,000,000 Shares
contained in this prospectus  and,  if
given  or  made,  such information  or
representation must not be relied upon
as  having been authorized by us. This
prospectus  does  not  constitute   an
offer to sell or a solicitation of any
offer  to buy any security other  than
the shares of common stock offered  by
this    prospectus,   nor   does    it
constitute  an  offer  to  sell  or  a
solicitation of any offer to  buy  the
shares of a common stock by anyone  in
any  jurisdiction in which such  offer
or  solicitation is not authorized, or
in  which the person making such offer
or solicitation is not qualified to do
so,  or  to any person to whom  it  is
unlawful   to  make  such   offer   or
solicitation. Neither the delivery  of
this  prospectus  nor  any  sale  made
hereunder     shall,     under     any
circumstances  create any  implication
that  information contained herein  is
correct  as of any time subsequent  to
the date hereof.
        _____________________                  _____________
          TABLE OF CONTENTS                      PROSPECTUS

                                 Page
Prospectus Summary                 1
Summary Financial Information      3
Risk Factors                       5
Use of Proceeds                    9
Our Business                       9
Market For Registrant's Common
Equity and Related Stockholders
Matters                           13
Management's Discussion and
Analysis of Financial Condition
and Results of Operations         14
Directors and Executive
Officers of Millennium            17
Executive Compensation            18
Principal Stockholders of
Millennium                        20
Certain Relationships and
Related Transactions              21
Description of Securities         21
Plan of Distribution              22
Selling Stockholders              25
Dilution                          26
Properties                        26
Legal Proceedings                 26
Submission of Matters to a Vote
of Security Holders               26
Legal Matters                     27
Interests of Experts              27     ___________________, 2001
Experts                           27
Disclosure of Commission
Position on Indemnification for
Securities Act Liabilities        27
Reports to Stockholders           28
Changes in and Disagreements
with Accountants                  29
Report of Independent Certified
Public Accountant                 F-1
Balance Sheet                     F-2
Statement of Operations           F-3
Statement of Stockholders'
Equity                            F-4
Statement of Cash Flows           F-5
Notes to Financial Statements     F-6
=============================================================================

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. Section 145 of the Nevada General Corporation Laws ("NGCL") provides, in relevant part, as follows: "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo ontendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

2. We have provided for indemnification of our directors or officers in its organizing documents.

3. The Registrant may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as a representative of the Registrant, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the NGCL.

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of the registrant in connection with the registration of the Common Stock registered hereby are as follows:

Legal Fees and Expenses                                      $40,000
Blue Sky Fees and Expenses (*)                                $1,000
Cost of Copying (*)                                           $1,000
Miscellaneous (*)                                             $1,000
Accounting Fees and Expenses (*)                              $1,000
Transfer Agent Fees and Expenses (*)
                       Total                                 $44,000

* Estimated

                   RECENT SALES OF UNREGISTERED SECURITIES

     On November 11, 2000 the Company entered into a "Letter of Investment Intent" whereby 3GC, Ltd. Agreed to fund up to $1 million in equity capital at $1.25 per share. As of December 31, 2000 3GC had acquired 144,000 shares for $180,000. The shares as of December 31, 2000 had not been issued.

                                  EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                UNDERTAKINGS

A.   The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on February 16, 2001.

Millennium Plastics Corporation

By:/s/ Paul Branagan
      Paul T. Branagan, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:




Signature                    Title                  Date

/s/ Paul Branagan           President,         February 16, 2001
Paul T. Branagan            Director

/s/ Jocelyn Carnegie        Director          February 16, 2001
Jocelyn Carnegie

/s/ James Arnold            Director          February 16, 2001
James L. Arnold

/s/ Donato Grieco           Director          February 16, 2001
Donato Grieco

                                EXHIBIT INDEX


Exhibit Description
2.1* Acquisition Agreement dated August 22,2000 between Millennium and SCAC Holdings, Inc. Incorporated by reference from Form 8-K filed 8/30/2000.
2.2* Agreement and Plan of Merger dated November 23, 1999 between Millennium and Graduated Plastics, Inc. Incorporated by reference from Form 8-K filed 12/6/99.
3(i).a* Amended and Restated Articles of Incorporation of
        Millennium filed with the State of Nevada on 12/6/99. Incorporated by reference from Form 8-K filed 12/6/99.
3(i).b**Certificate of Incorporation of Solplax Limited filed in
        Dublin, Ireland on 2/28/96. Filed herewith
3(ii)** Amended and Restated Bylaws of Millennium dated 12/2/99.
        Filed herewith.
4.1* Article VI of Amended and Restated Articles of Incorporation of Millennium. Incorporated by reference from Form 8-K filed 12/6/99.
4.2** Article II and Article VIII, Sections 3 & 6 of Amended and Restated Bylaws of Millennium filed herewith.
5** Opinion of Donald J. Stoecklein, Esq. To be dated the date of effectiveness. Filed herewith.
10.1* Patent Assignment and Royalty Agreement between Solplax Limited and Graduated Plastics, Inc. dated 9/30/99. Incorporated by reference from Form 8-K filed 12/6/99
10.2* Addendum to Patent Assignment and Royalty Agreement between Solplax Limited, SCAC Holdings Corp. and Graduated Plastics, Inc. dated 12/1/99. Incorporated by reference from Form 8-K filed 12/7/00
10.3* 3GC Limited, Letter of Investment Intent. Incorporated by reference from Form 10QSB filed 2/14/01.
11* Statement of Per Share Earnings as shown in Net Loss Per Common Share on Page F-7 of 3/31/00 audit. Incorporated by reference from Form 10KSB filed 6/30/00.
13.1*   10KSB for 3/31/00 filed 6/30/00
13.2*   10QSB for 6/30/00 filed 8/14/00
13.3*   10QSB for 9/30/00 filed 12/1/00
13.4*   10QSB/A for 6/30/00 filed 12/6/00
13.5*   10QSB for 12/31/00 filed 2/14/01
21** Solplax Limited is a wholly owned subsidiary of Millennium. Solplax Limited was incorporated in Dublin, Ireland on 2/28/96. Certificate of Incorporation is filed herewith.
23**    Letter of Weaver and Martin dated February 16, 2001
        filed herewith.
99* 2000-2001 Stock Option Plan approved by Shareholders on 9/25/00. Incorporated by reference from Form 10QSB filed 2/14/01.
____________________________
*  Incorporated by reference
** Filed herewith